                                                       Exhibit No. 28(ii)(e)



                                   FORM 11-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1994
                          --------------------------------------------------

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





                  SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE
                EMPLOYEES OF AMERICAN OLEAN TILE COMPANY, INC.
                              1000 Cannon Avenue
                              Lansdale, PA  19446
                           (Full title of the Plan)











                       ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                        Lancaster, Pennsylvania  17604
              (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)


                                                                        Page No.
                                                                        -------

Item 1.  Statements of Net Assets                                          4
         ------------------------

         September 30, 1994 and 1993


Item 2.  Statements of Changes in Plan Equity
         ------------------------------------
           for Participants                                                5-7
           ----------------

            (a)  Year ended September 30, 1994
            (b)  Year ended September 30, 1993
            (c)  Year ended September 30, 1992



Notes to Financial Statements                                              8-11
- -----------------------------

Item 3.  Independent Auditors' Report                                      12
         ----------------------------

                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                      AMERICAN OLEAN TILE COMPANY, INC.
                                      SAVINGS PLAN FOR PRODUCTION &
                                      MAINTENANCE EMPLOYEES


March 24, 1995                        By:    /s/ Michael J. Farley
                                         ----------------------------------
                                         Michael J. Farley
                                         Chairperson, Employee Benefits
                                           Administrative Authority for the
                                           American Olean Tile Company, Inc.,
                                           Savings Plan for Production &
                                           Maintenance Employees

            SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY
                           Statements of Net Assets
                          September 30, 1994 and 1993

                                                                       1994

                              Commingled    Specialized      Money       Fixed Income   Armstrong       "OTC"         Asset
                              Equity Fund   Equity Fund    Market Fund       Fund       Stock Fund   Portfolio Fd.   Manager
                              -----------   -----------    -----------   ------------   ----------   -------------   -------
Assets:
Investments in master trust
at fair value (note 3)          $271,388      $712,289       $97,112      $3,297,779      $6,365       $39,012       $36,675
                                --------      --------       -------      ----------      ------       -------       -------
  Total assets                  $271,388      $712,289       $97,112      $3,297,779      $6,365       $39,012       $36,675
                                --------      --------       -------      ----------      ------       -------       -------
Plan equity                     $271,388      $712,289       $97,112      $3,297,779      $6,365       $39,012       $36,675
                                ========      ========       =======      ==========      ======       =======       =======

                                                1994

                                Asset Mgr.     Asset Mgr.
                               Income Fund    Growth Fund       Total
                               -----------    -----------     ----------
Assets:
Investments in master trust
at fair value (note 3)            $404           $3,377       $4,464,401
                                  ----           ------       ----------
  Total assets                    $404           $3,377       $4,464,401
                                  ----           ------       ----------
Plan equity                       $404           $3,377       $4,464,401
                                  ====           ======       ==========

                                                                       1993
                              Commingled    Specialized      Money       Fixed Income   Armstrong       "OTC"         Asset
                              Equity Fund   Equity Fund    Market Fund       Fund       Stock Fund   Portfolio Fd.   Manager
                              -----------   -----------    -----------   ------------   ----------   -------------   -------
Assets:
Investments in master trust
at fair value (note 3)        $257,638      $668,079       $86,435       $3,122,566     $10,111      $24,959         $    --
                              --------      --------       -------       ----------     -------      -------         -------
  Total assets                $257,638      $668,079       $86,435       $3,122,566     $10,111      $24,959         $    --
                              --------      --------       -------       ----------     -------      -------         -------
Plan equity                   $257,638      $668,079       $86,435       $3,122,566     $10,111      $24,959         $    --
                              ========      ========       =======       ==========     =======      =======         =======

                                                1993

                                Asset Mgr.     Asset Mgr.
                               Income Fund    Growth Fund       Total
                               -----------    -----------     ----------
Assets:
Investments in master trust
at fair value (note 3)         $     --        $     --        $4,169,788
                               --------        --------        ----------
  Total assets                 $     --        $     --        $4,169,788
                               --------        --------        ----------
Plan equity                    $     --        $     --        $4,169,788
                               ========        ========        ==========

See accompanying notes to financial statements.

             SAVINGS PLAN FOR PRODUCTION AND MAINTEANCE EMPLOYEES
                     OF AMERICAN OLEAN TILE COMPANY, INC.
                     Statements of Changes in Plan Equity
                Years Ended September 30, 1994, 1993, and 1992

                                                                             1994

                                     Commingled    Specialized      Money     Fixed Income   Armstrong      "OTC"          Asset
                                     Equity Fund   Equity Fund   Market Fund     Fund        Stock Fund  Portfolio Fd.  Manager Fund
                                     -----------   -----------   -----------  ------------   ----------  -------------  ------------
Plan equity at October 1, 1993        $257,638      $668,079       $86,435     $3,122,566     $10,111      $24,959        $    --
                                      --------      --------       -------     ----------     -------      -------        -------
Increases in plan equity:
  Contributions                         17,572        65,968        24,322        221,634       3,365        3,677          1,370
  Dividends                             10,109        68,515         3,153             --         116        1,566            747
  Interest                                  --            --            --        231,859          --           --             --
  Realized gain(loss) on
   investments (note 3)                  1,632         2,768            --             --       2,888          (16)            --
  Transfers from other employee
   benefit plans of Armstrong World
   Industries, Inc.                         --            --            --          6,329          --           --             --
                                      --------      --------       -------     ----------     -------      -------        -------
                                        29,313       137,251        27,475        459,822       6,369        5,227          2,117
                                      --------      --------       -------     ----------     -------      -------        -------
Decreases in plan equity:
  Unrealized depreciation of
    investments                         (2,904)      (80,050)           --             --      (3,088)      (1,175)        (1,366)
  Benefits paid                         (7,627)      (27,826)      (15,643)      (234,772)         --           --             --
  Interfund transfers, net              (5,032)       14,835        (1,155)       (49,837)     (7,027)      10,001         35,924
                                      --------      --------       -------     ----------     -------      -------        -------
                                       (15,563)      (93,041)      (16,798)      (284,609)    (10,115)       8,826         34,558
                                      --------      --------       -------     ----------     -------      -------        -------
Plan equity at September 30, 1994     $271,388      $712,289       $97,112     $3,297,779      $6,365      $39,012        $36,675
                                     =========     =========      ========     ==========     =======     ========       ========

                                     Asset Mgr.      Asset Mgr.
                                     Income Fund    Growth Fund         Total
                                     -----------    -----------      ----------
Plan equity at October 1, 1993        $   --         $    --        $4,169,788
                                        ----          ------         ----------
Increases in plan equity:
  Contributions                          363           1,073            339,344
  Dividends                                2              84             84,292
  Interest                                --              --            231,859
  Realized gain(loss) on
   investments (note 3)                   --              --              7,272
  Transfers from other employee
   benefit plans of Armstrong World
   Industries, Inc.                       --              --              6,329
                                        ----          ------         ----------
                                         365           1,157            669,096
                                        ----          ------         ----------
Decreases in plan equity:
  Unrealized depreciation of
    investments                           (2)            (30)           (88,615)
  Benefits paid                           --              --           (285,868)
  Interfund transfers, net                41           2,250                 --
                                        ----          ------         ----------
                                          39           2,220           (374,483)
                                        ----          ------         ----------
Plan equity at September 30, 1994       $404          $3,377         $4,464,401
                                        ====          ======         ==========

See accompanying notes to financial statements.                      (Continued)

            SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                     OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued


                                                                             1993
                                    Commingled    Specialized     Money       Fixed Income   Armstrong       "OTC"
                                    Equity Fund   Equity Fund   Market Fund      Fund        Stock Fund   Portfolio Fd.    Total
                                    -----------   -----------   -----------   ------------   ----------   -------------  ----------
Plan equity at October 1, 1992       $252,326      $459,743       $72,228       $3,104,287     $18,800         $--       $3,907,384
                                     --------      --------       -------       ----------     -------     -------       ----------
Increases in plan equity:
  Contributions                        17,894        60,637        16,039          261,081       1,290       1,769          358,710
  Dividends                             7,827        62,000         2,373               --         524       1,866           74,590
  Interest                                 --            --            --          235,754          --          --          235,754
  Realized gain(loss) on
   investments (note 3)                 2,706        (1,609)           --               --       1,485          --            2,582
  Unrealized appreciation
   (depreciation) of investments       18,395        90,417            --               --       2,946        (496)         111,262
                                     --------      --------       -------       ----------     -------     -------       ----------
                                       46,822       211,445        18,412          496,835       6,245       3,139          782,898
                                     --------      --------       -------       ----------     -------     -------       ----------
Decreases in plan equity:
  Benefits paid                       (30,004)      (26,158)       (9,669)        (454,479)       (184)         --         (520,494)

  Interfund transfers, net            (11,506)       23,049         5,464          (24,077)    (14,750)     21,820               --
                                     --------      --------       -------       ----------     -------     -------       ----------
                                      (41,510)       (3,109)       (4,205)        (478,556)    (14,934)     21,820         (520,494)
                                     --------      --------       -------       ----------     -------     -------       ----------
Plan equity at September 30, 1993    $257,638      $668,079       $86,435       $3,122,566     $10,111     $24,959       $4,169,788
                                     ========      ========       =======       ==========     =======     =======       ==========

See accompanying notes to financial statements.                      (Continued)

             SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                     OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued

                                                                            1992
                                         Commingled      Specialized        Money       Fixed Income    Armstrong
                                         Equity Fund     Equity Fund     Market Fund       Fund         Stock Fund       Total
                                         -----------     -----------     -----------    ------------    ----------     ----------
Plan equity at October 1, 1991            $221,922        $415,299         $72,626       $2,818,105          --        $3,527,952
                                          --------        --------         -------       ----------     -------        ----------
Increases in plan equity:
  Contributions                             20,322          60,042          18,321          306,690         263           405,638
  Dividends                                  8,967          58,102           2,931               --         357            70,357
  Interest                                     271           3,026              45          257,703          --           261,045
                                          --------        --------         -------       ----------     -------        ----------
                                            29,560         121,170          21,297          564,393         620           737,040
                                          --------        --------         -------       ----------     -------        ----------
Decreases in plan equity:
  Benefits paid                            (16,534)        (44,845)         (9,228)        (225,615)         --          (296,222)
  Fees                                          --              --              (6)             (14)         --               (20)
  Realized gain (loss) on investments
    (note 3)                                 1,004          (1,094)             --               --          --               (90)
  Unrealized appreciation (depreciation)
    of investments                          13,178         (18,940)             --               --        (220)           (5,982)
  Transfers from (to) other employee
    benefit plans of Armstrong World
    Industries, Inc.                        (4,122)        (16,970)         (1,683)         (32,519)         --           (55,294)
  Interfund transfers, net                   7,318           5,123         (10,778)         (20,063)     18,400                --
                                          --------        --------         -------       ----------     -------        ----------
                                               844         (76,726)        (21,695)        (278,211)     18,180          (357,608)
                                          --------        --------         -------       ----------     -------        ----------
Plan equity at September 30, 1992         $252,326        $459,743         $72,228       $3,104,287     $18,800        $3,907,384
                                          ========        ========         =======       ==========     =======        ==========

See accompanying notes to financial statements

            SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY

                        Notes to Financial Statements

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of Presentation
          ---------------------

          The accompanying financial statements have been prepared on the accrual basis.

     (b)  Investments in Master Trust
          ---------------------------

          The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at contract value which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

          Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

          Realized gains and losses on investments are determined by the average cost method.

     (c)  Expenses
          --------

          All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------

     The Plan is a defined contribution plan, the purpose of which is to provide a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees of American Olean Tile Company, Inc. (the Company), a wholly-owned subsidiary of Armstrong World Industries, Inc. (Armstrong). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Participants may contribute to the Plan by electing an amount up to 10%, but not less than 2% of their compensation.

     Until December 31, 1989, the Company made a matching contribution to the Plan in an amount equal to 50% of a participant's contribution, up to $400 per calendar year. Effective January 1, 1990, the matching Company contribution feature was discontinued.

     In the event of a withdrawal during employment, a participant will not be permitted to resume making contributions until the first day of the following January, April, July, or October.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' and Company-matching contributions together with allocated dividends, interest, realized gains (losses) on investments, and unrealized appreciation (depreciation) of investments.

     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

            SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY

                  Notes to Financial Statements, (Continued)

(3)  Investments in Master Trust
     ---------------------------

     Through the Plan year ended September 30, 1991, assets of the Plan were held in a Master Trust administered by Wachovia Bank and Trust Co., N.A., as Trustee. Effective October 1, 1991, the Company appointed the Fidelity Management Trust Co. as the new Trustee of the Plan. The investment options offered to Plan participants by Fidelity are comparable to those which were made available by Wachovia, except that the Plan permitted an investment option in Armstrong common stock effective October 1, 1991.

     Assets in the Master Trust, administered by Fidelity, are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1994, there were 98 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1994, there were 169 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1994, there were 86 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1994, the interest rates ranged between 5.69% and 12.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1994, there were 489 active participants in this investment fund.

5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1994, there were 13 active participants in this investment fund. Common stock shares held by the fund at September 30, 1994 and 1993 were 147 and 243, respectively.

6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1994, there were 11 active participants in this investment fund.

7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1994, there were 10 active participants in this investment fund.

8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1994, there were 3 active participants in this investment fund.

            SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY

                  Notes to Financial Statements, (Continued)

9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1994, there were 9 active participants in this investment fund.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1994 and 1993:

                                     September 30, 1994               September 30, 1993
                                     ------------------               ------------------
    Investment                     Cost         Fair Value          Cost         Fair Value
    ----------                     ----         ----------          ----         ----------
Commingled equity                $242,719         $271,388         $226,065        $257,638
Specialized equity                720,862          712,289          596,602         668,079
Money market                       97,112           97,112           86,435          86,435
Fixed income                    3,297,779        3,297,779        3,122,566       3,122,566
Armstrong stock                     6,727            6,365            7,385          10,111
OTC portfolio                      40,683           39,012           25,455          24,959
Asset manager                      38,041           36,675               --              --
Asset manager income                  406              404               --              --
Asset manager growth                3,407            3,377               --              --
                               ----------       ----------        ----------     ----------
                               $4,447,736       $4,464,401        $4,064,508     $4,169,788
                               ==========       ==========        ==========     ==========

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1994, 1993, and 1992 are presented below:

                                Aggregate       Aggregate         Realized
    1994                         Proceeds            Cost      Gain (Loss)
    ----                        ---------       ---------      -----------
Commingled equity                 $15,875         $14,243           $1,632
Specialized equity                 80,984          78,216            2,768
Armstrong stock                    12,733           9,845            2,888
OTC portfolio                         281             297              (16)
                                 --------        --------           ------
                                 $109,873        $102,601           $7,272
                                 ========        ========           ======
    1993
    ----
Commingled equity                 $42,010         $39,304           $2,706
Specialized equity                 65,167          66,776           (1,609)
Armstrong stock                    14,934          13,449            1,485
                                 --------        --------           ------
                                 $122,111        $119,529           $2,582
                                 ========        ========           ======
    1992
    ----
Commingled equity                 $18,838         $17,834           $1,004
Specialized equity                 65,798          66,892           (1,094)
                                 --------        --------           ------
                                  $84,636         $84,726             $(90)
                                 ========        ========           ======

            SAVINGS PLAN FOR PRODUCTION AND MAINTENANCE EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY

                  Notes to Financial Statements, (Continued)

(4)  Benefits
     --------

     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

(5)  Obligation for Benefits
     -----------------------

     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or insurance contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an insurance contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------

     The Internal Revenue Service has made a determination that the Plan has complied with the requirements of ERISA and, therefore, is qualified under the provisions of Section 401(a) of the Internal Revenue Code and is exempt from federal income tax.

Independent Auditors' Report



The Executive Committee
American Olean Tile Company, Inc.:


We have audited the accompanying statements of net assets of the Savings Plan for Production and Maintenance Employees of American Olean Tile Company, Inc. (the Plan) as of September 30, 1994 and 1993, and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of September 30, 1994 and 1993, and the changes in its plan equity for each of the years in the three-year period ended September 30, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
January 20, 1995

                                 EXHIBIT INDEX


24  Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------


The Executive Committee
American Olean Tile Company, Inc.:


We consent to incorporation by reference in the Registration Statement
No. 33-60070 on Form S-8 of Armstrong World Industries, Inc. of our report dated January 20, 1995 relating to the statements of net assets of the Savings Plan for Production and Maintenance Employees of American Olean Tile Company, Inc. as of September 30, 1994 and 1993 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1994, which report is included herein.

KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
March 23, 1995